EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Teradata Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: March 21, 2025

LYNROCK LAKE LP

By:	Lynrock Lake Partners LLC
its	General Partner

By:	/s/ Cynthia Paul
	Name:	Cynthia Paul
	Title:	Sole Member

LYNROCK LAKE PARTNERS LLC

By:	/s/ Cynthia Paul
	Name:	Cynthia Paul
	Title:	Sole Member

/s/ Cynthia Paul
Cynthia Paul